EXHIBIT 10.6

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT made and entered into as of December 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is by and among CTI INDUSTRIES CORPORATION, an Illinois corporation (the "Debtor"), the Subordinated Creditors (as defined in Section 1 below), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders referred to below.

RECITALS:

A.           Pursuant to that certain Revolving Credit, Term Loan and Security Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and among the Debtor, certain affiliates of the Debtor, the lenders (the "Lenders") from time to time party thereto and the Agent, the Agent and Lenders have agreed to make available to the Debtor the "Advances" and other financial accommodations on the terms and subject to the conditions set forth in the Credit Agreement.

B.           Pursuant to certain existing and/or future notes, agreements, and instruments (collectively, the "Subordinated Debt Instruments"), including, without limitation, the notes identified on Schedule I hereto, the Debtor is or will be indebted in various amounts to the Subordinated Creditors.

AGREEMENTS:

In consideration of the Recitals and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Definitions. Capitalized terms not otherwise defined herein (including the Recitals) have the meaning assigned to such terms in the Credit Agreement. As used herein, the following terms have the following meanings:

(a)       "Enforcement Action" means (a) to take from or for the account of any Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party, including any collateral for the Superior Debt.

(b)       "Subordinated Creditor" means, individually, each individual or entity who from time to time executes a counterpart signature page to this Agreement as a Subordinated Creditor; and "Subordinated Creditors" means, collectively, all such individuals. As of the date of execution of this Agreement, the only Subordinated Creditor is John H. Schwan.

(c)       "Subordinated Debt" means all of the indebtedness, obligations and liabilities of the Debtor to the Subordinated Creditors.

(d)       "Subordinated Debt Documents" means each Subordinated Debt Instrument, any other guaranties with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time, as permitted hereunder.

(e)       "Superior Debt" means all liabilities, indebtedness and obligations of the Debtor to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether created directly or acquired by assignment or otherwise, whether before or after the filing of an insolvency proceeding together with any interest, fees, costs and expenses accruing thereon after the commencement of an insolvency proceeding, without regard to whether or not such interest, fees, costs and expenses are allowed, including, but not limited to, all "Obligations" under and as defined in the Credit Agreement.

2.           Subordination.

(a)       Subordination of the Subordinated Debt. Each Subordinated Creditor postpones and subordinates to the extent and in the manner provided in this Agreement all of such Subordinated Creditor's Subordinated Debt to the payment of all of the Superior Debt. Except as expressly set forth herein, until the payment in full of the Superior Debt and the termination of all commitments under the Credit Agreement, no payment or distribution of property, claims or interests of any kind or character whatsoever in respect of any Subordinated Debt shall be made by or on behalf of Company or accepted by Subordinated Creditor. Each Subordinated Creditor shall insure that any instrument or document evidencing such Subordinated Creditor's Subordinated Debt shall bear the following legend:

Payment of the indebtedness evidenced by this instrument or document and the rights of the holder hereof are subordinated and subject to the rights of PNC Bank, National Association, as Agent for certain Lenders, to the extent provided in a Subordination Agreement dated as of December 14, 2017, from the payee to said lender.

The Debtor's and each Subordinated Creditor's books shall be marked to evidence subordination of all of the Subordinated Debt to the Superior Debt. The Agent is authorized to examine such books from time to time and to make any notations required by this Agreement. All instruments and documents evidencing the Subordinated Debt shall, upon request, be delivered to the Agent properly assigned or endorsed to the Agent. Nothing contained in this Agreement shall affect the validity of the Subordinated Debt.

(b)       Subordination of the Liens Securing the Subordinated Debt. Each Subordinated Creditor (i) acknowledges that, as of the date hereof, such Subordinated Creditor has no lien, security interest in, or other right to, any property of the Debtor, and (ii) covenants that it will not obtain any lien, security interest in, or other right to, any property of the Debtor without the Agent's prior written consent. To the extent that, notwithstanding the foregoing acknowledgment and covenant, any Subordinated Creditor acquires any lien, security interest in, or other right to, any of the Subordinated Creditor Collateral (as hereinafter defined), each Subordinated Creditor expressly subordinates all of its rights in any property of the Debtor, real or personal, now or later securing the Subordinated Debt (the "Subordinated Creditor Collateral"), to all present and future rights of the Agent in any of the Subordinated Creditor Collateral to secure the Superior Debt, without regard to the time or order of attachment or perfection of any security interest, the time or order of filing any financing statement, or the giving or failure to give any notice of the acquisition or expected acquisition of any purchase money security interest. Each Subordinated Creditor consents to the creation and continuance of all present and future security interests of the Agent in the Subordinated Creditor Collateral to secure the Superior Debt and to the enforcement of those security interests, including the removal of the Subordinated Creditor Collateral from the real property of the Debtor. Each Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Superior Debt, the Credit Agreement and related loan documents, or the liens and security interests of the Agent in the collateral securing the Superior Debt. This subordination as to the Subordinated Creditor Collateral is intended to define the rights and duties of the Agent and the Subordinated Creditors; it is not intended that any third party shall benefit from it. If the effect of any provision of this subordination would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Agent and the Subordinated Creditors shall be determined in accordance with applicable law.

3.           Payments on Subordinated Debt.

(a)       Limitations. Except as permitted by Section 3(c), until all the Superior Debt is paid in full: (i) the Debtor shall not, directly or indirectly, make any payments on account of or (other than the liens securing the Subordinated Creditor Collateral) grant a security interest in, mortgage, assign, or transfer, any properties to secure or satisfy any part of the Subordinated Debt; (ii) no Subordinated Creditor shall demand or accept from the Debtor or any other person any such payment or collateral or cancel, set off or otherwise discharge any part of the Subordinated Debt; and (iii) neither the Debtor nor any Subordinated Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the Agent's priority position over the Subordinated Creditors created by this Agreement.

(b)       Payments Received. If any payment (other than a payment permitted by this Agreement) on account of or any collateral for any part of the Subordinated Debt is received by any Subordinated Creditor, such payment or collateral shall be delivered forthwith to the Agent by such Subordinated Creditor for application to the Superior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Agent. The Agent is irrevocably authorized (but not required), and each Subordinated Creditor does hereby irrevocably appoint the Agent, or any of its officers or employees on behalf of the Agent as the attorney-in-fact for such Subordinated Creditor in connection with the Subordinated Debt, to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or collateral shall be held by the recipient in trust for the Agent and shall not be commingled with other funds or property of the recipient.

(c)       Permitted Payments. The Debtor shall be permitted to make, and the Subordinated Creditors shall be permitted to accept from the Debtor, (i) regularly scheduled interest payments on the Subordinated Debt to the extent paid-in-kind (but not paid in cash), (ii) non-cash principal reductions resulting from the exercise of warrants by the Subordinated Creditors and corresponding conversion of Subordinated Debt into Equity Interests of Debtor, and (iii) cash payments of interest and principal on the Subordinated Debt in an aggregate amount not to exceed $130,000 during any calendar year so long as, in each case, both before and after giving effect to any such payment (A) no Default or Event of Default exists or would result therefrom and (B) Undrawn Availability is greater than or equal to $2,500,000.

4.           Collection of the Subordinated Debt, Bankruptcy, Etc. Until all of the Superior Debt is paid in full, no Subordinated Creditor shall, without the prior written consent of the Agent, take any Enforcement Action with respect to the Subordinated Debt. The Agent is irrevocably authorized (but not required), and each Subordinated Creditor does hereby irrevocably appoint the Agent, or any of its officers or employees on behalf of the Agent as the attorney-in-fact for such Subordinated Creditor in connection with the Subordinated Debt, at its option, at any meeting of the creditors of the Debtor or in any such proceeding or any proceeding initiated by the Debtor:

(a)       to enforce claims comprising the Subordinated Debt either in its own name or in the name of the Subordinated Creditors, by proof of debt, proof of claim, suit or otherwise;

(b)       to collect any assets of the Debtor distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Subordinated Debt and apply the same, or the proceeds of any realization upon the same the Agent in its discretion elects to effect, to the Superior Debt until all of the Superior Debt has been paid in full, rendering any surplus to the Subordinated Creditors;

(c)       to vote claims comprising the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)       to take generally any action in connection with any such meeting or proceeding which any Subordinated Creditor might otherwise take.

5.           Warranties and Representations Concerning Subordinated Debt. The Debtor and the Subordinated Creditors jointly and severally represent and warrant that (a) no part of Subordinated Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with the Agent (if requested by the Agent), (b) the Subordinated Creditors are the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Agent, and (c) as of the date hereof, the aggregate outstanding principal balance of indebtedness from the Debtor to John H. Schwan is $1,498,822.01. Until all of the Superior Debt has been paid in full, (i) no Subordinated Creditor shall assign or subordinate any part of the Subordinated Debt except to or in favor of the Agent; and (ii) except as set forth in Section 8 hereof, neither the Debtor nor the Subordinated Creditors shall agree to any amendment, supplement, waiver, or other modification of any of the terms of the Subordinated Debt.

6.           Waivers; Subrogation.

(a)       The Subordinated Creditors jointly and severally waive (i) any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Agent, (ii) presentment, notice and protest in connection with all negotiable instruments evidencing the Superior Debt or the Subordinated Debt to which they may be parties, notice of the acceptance of this Agreement by the Agent, notice of any loans made, increases in the amount of, or interest rate on the Superior Debt, extensions granted or other action taken or postponement of the time of payment or any other indulgence in connection with the Superior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and (iii) all rights, if any, to require a marshalling of the Debtor's assets by the Agent or to require that the Agent first resort to some or any portion of any collateral for the Superior Debt before foreclosing upon, selling or otherwise realizing on any other portion thereof. No waiver is made by the Agent of any of its rights hereunder unless the same is in writing, and each waiver, if any, is a waiver only with respect to the specific instance involved.

(b)       No Subordinated Creditor shall exercise any rights against any Credit Party which such Subordinated Creditor may acquire by way of subrogation or otherwise, until the payment in full of all Superior Debt and the termination of all commitments under the Credit Agreement. If any amount is paid to any Subordinated Creditor on account of subrogation rights under this Agreement at any time prior to the payment in full of all Superior Debt and the termination of all commitments under the Credit Agreement, the amount shall be held in trust for the benefit of the Agent and Lenders and shall be promptly paid to the Agent to be credited and applied to the Superior Debt, whether matured, unmatured, absolute or contingent, in accordance with the provisions of the Credit Agreement.

7.           Duration; Reinstatement.

(a)       The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of any Subordinated Creditor, Debtor and the Agent arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Credit Agreement or any Subordinated Debt Document; (b) the validity or enforceability of any of such documents or any liens or security interests granted thereunder; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Superior Debt or the Subordinated Debt or any of the instruments or documents referred to in clause (i) above. Each Subordinated Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a bankruptcy or other similar wind-up, liquidation or insolvency proceeding. This Agreement may be terminated by the Subordinated Creditor only if all of the Superior Debt is finally paid in full.

(b)       This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Superior Debt is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any of its affiliates, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Debtor or any of its affiliates or any substantial part of the assets of either or both of them, or otherwise, all as though such payments had not been made.

8.           Waiver and Amendment of Subordinated Debt. Each of the Subordinated Creditors hereby waives any default that may have occurred and be continuing under any of the Subordinated Debt or any notes or other documents executed in connection therewith. The Debtor and each of the Subordinated Creditors hereby agrees that any Subordinated Debt that was due and payable prior to the date hereof shall henceforth be due and payable on demand (but in all cases subject to the terms of this Agreement), and each of the notes governing such Subordinated Debt shall be deemed to be so amended.

9.           Default. If any representation or warranty in this Agreement or in any instrument evidencing the Superior Debt proves to have been materially false when made or in the event of a breach by the Debtor or any Subordinated Creditor in the performance of any of the terms of this Agreement or upon the occurrence of any event of default under any instrument or agreement evidencing the Superior Debt, the Agent may, at its option, declare all Superior Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. At any time any Subordinated Creditor fails to comply with any provision applicable to such Subordinated Creditor, the Agent may demand specific performance of this Agreement, whether or not the Debtor has complied with this Agreement, or exercise any other remedy available at law or equity.

10.           The Agent's Duties Limited. The rights granted to the Agent in this Agreement are solely for its protection and nothing herein contained imposes on the Agent any duties with respect to any property of the Debtor or any Subordinated Creditor received hereunder beyond reasonable care in their custody and preservation while in the Agent 's possession. The Agent has no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

11.           Authority. The Debtor and the Subordinated Creditors jointly and severally represent and warrant that they have authority to enter into this Agreement and the persons signing for each party are authorized and directed to do so.

12.           Modification. This Agreement may only be modified in writing signed by the Agent, the Debtor and each Subordinated Creditor.

13.           Additional Documentation. The Debtor and each Subordinated Creditor shall execute and deliver to the Agent such further instruments and shall take such further action as the Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

14.           Expenses. The Debtor agrees to pay the Agent on demand all expenses of every kind, including actual attorney's fees, which the Agent may incur in enforcing or protecting any of their rights under this Agreement.

15.           Persons Bound. This Agreement benefits the Agent and its successors and assigns, and binds the Debtor, each Subordinated Creditor and their respective successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for Debtor).

16.           Notices. All notices, demands and communications provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or telefaxed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given when so delivered, mailed or telefaxed:

If to the Debtor:	CTI Industries Corporation
22160 North Pepper Road
Barrington, Illinois 60010
Attention: Stephen M. Merrick
Telephone: (847) 620-1308
Facsimile: (847) 382-1219

with a copy to:	Vanasco, Genelly & Miller
33 North LaSalle Street, Suite 2200 Chicago, Illinois 60602
Attention: Gerald Miller
Telephone: (312) 786-5100
Facsimile: (312) 786-5111

If to the Subordinated Creditors:	John H. Schwan
22160 North Pepper Road
Barrington, Illinois 60010
Facsimile: (847) 382-1219

If to the Agent:	PNC Bank, National Association
c/o PNC Business Credit
One North Franklin Street
Chicago, Illinois 60606
Attention: Account Manager – CTI Industries
Telephone: (312) 454-2920
Facsimile: (312) 454-2919

with copy to:	Goldberg Kohn Ltd.
55 E. Monroe, Suite 3300
Chicago, Illinois 60603
Attention: Jeffrey Dunlop
Telephone: (312) 863-7128
Facsimile: (312) 863-7828

17.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission (i.e. pdf) shall be effective as delivery of a manually executed counterpart thereof.

18.           Law Governing. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

19.           Submission to Jurisdiction; Waiver of Service and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEBTOR OR SUBORDINATED CREDITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF DEBTOR AND EACH SUBORDINATED CREDITOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 16 HEREOF; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT THE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE APPLICABLE PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

20.           Waiver of Right to Trial by Jury. EACH OF DEBTOR AND EACH SUBORDINATED CREDITOR, ON THE ONE HAND, AND THE AGENT, ON THE OTHER HAND, HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF DEBTOR AND EACH SUBORDINATED CREDITOR, ON THE ONE HAND, AND THE AGENT, ON THE OTHER HAND, HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Debtor has executed this Subordination Agreement as of the date first written above.

DEBTOR:

CTI INDUSTRIES CORPORATION,
an Illinois corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	CEO

Signature Page to Subordination Agreement

IN WITNESS WHEREOF, the undersigned Subordinated Creditors have executed this Subordination Agreement as of the date first written above.

SUBORDINATED CREDITORS

JOHN H. SCHWAN,
an Individual

/s/ John H. Schwan

Signature Page to Subordination Agreement

IN WITNESS WHEREOF, the Agent has executed this Subordination Agreement as of the date first written above.

AGENT:

PNC BANK, N.A.,
as Agent

By:	/s/ James Clifton
Name:	James Clifton
Title:	Senior Vice President

Signature Page to Subordination Agreement

SCHEDULE I TO SUBORDINATION AGREEMENT

Existing Subordinated Notes

Promissory Note dated as of December 14, 2017 made by CTI Industries Corporation, an Illinois corporation, to the order of John H. Schwan or his assigns in the original principal amount of One Million Four Hundred Ninety-Eight Thousand Eight Hundred Twenty-Two and 01/100 Dollars ($1,498,822.01).